CSW Energy, Inc.
                                  Balance Sheet
                               September 30, 1997
                                   (Unaudited)
                                    ($000's)


                         Assets

Current Assets
   Cash and cash equivalents                                               $10
   Accounts receivable                                                     999
   Prepaid expenses                                                         69
                                                                     ---------
            Total current assets                                         1,078

Investments In and Advances to Energy Projects                         114,383

Notes Receivable - Affiliate                                           129,502

Other Assets
   Construction in progress and project development costs              176,517
   Other - net                                                           7,538
                                                                     ---------
            Total other assets                                         184,055

                                                                     =========
               Total assets                                           $429,018
                                                                     =========


          Liabilities and Shareholder's Equity

Current Liabilities
   Accounts payable                                                    $14,748
   Accrued liabilities and other                                         8,813
                                                                     ---------
            Total current liabilities                                   23,561

Long Term Debt                                                         199,835

Deferred Income Taxes                                                   38,978

Other                                                                   59,181
                                                                     ---------
            Total liabilities                                          321,555


Shareholder's Equity
   Common stock                                                              1
   Additional paid-in-capital                                          108,120
   Accumulated retained earnings                                          (658)
                                                                     ---------
            Total shareholder's equity                                 107,463

                                                                     ---------
               Total liabilities and shareholder's equity             $429,018
                                                                     =========